Exhibit 5.1
April 15, 2008
Williams Pipeline Partners L.P.
One Williams Center
Tulsa, Oklahoma 74172
Re: Registration Statement on Form S-8 related to Williams Pipeline GP LLC Long-Term Incentive Plan ( the “Plan”)
Ladies and Gentlemen:
     We have acted as special counsel to The Williams Companies, Inc., the sole member of Williams Gas Pipeline Company LLC, the sole member of Williams Pipeline GP, LLC (the “Company”), the general partner of Williams Pipeline Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-8 of the Company to be filed with the Securities and Exchange Commission on or about April 15, 2008 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 common units representing limited partnership interests in the Partnership (the “Units”), which have been reserved for issuance under the Plan.
     As the basis for the opinion hereinafter expressed, we have examined such statutes, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), regulations, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we have deemed relevant or necessary as the basis for the opinion set forth below. In making our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company or the Partnership and any participants in the Plan that would modify, expand, or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company and the Partnership during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have relied upon certificates and other assurances of
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Williams Pipeline Partners L.P.
April 15, 2008

officers of the Company and others as to factual matters without having independently verified such factual matters.
     Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Units to be issued, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be legally and validly issued, fully paid and nonassessable.
     We express no opinion other than as to the federal laws of the United States of America and the Delaware Act (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). For purposes of this opinion, we assume that the Units will be issued in compliance with all applicable state securities or Blue Sky laws. We express no opinion regarding the effectiveness of any waiver (whether or not stated as such) contained in the Plan of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity or any provision in the Plan relating to indemnification, exculpation or contribution.
     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
     Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.

Very truly yours,
/s/ Holland & Hart LLP

Holland & Hart LLP